UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – DECEMBER 29, 2011

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

(678) 332-5000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:     Entry into a Material Definitive Agreement.

$1 Million Loan from ENEX Group Management SA

CIG Wireless Corp. (the “Company”) has received loan in the amount of US$1,000,000 from ENEX Group Management SA (the “ENEX Group”) on December 29, 2011.  The Company has issued a promissory note to the ENEX Group in consideration for the loan (the “Promissory Note”).  The Promissory Note pays interest at a rate of 4% per annum.  The loan from the ENEX Group is unsecured.  The Promissory Note shall be repayable thirty days after demand which may be made any time after the first anniversary of the date of issuance of the Promissory Note.  The Promissory Note contains other customary terms and conditions applicable to unsecured general corporate obligations.  ENEX Group is the parent company of ENEX Capital Partners AG, a Swiss investment company, which is a shareholder of the Company and serves as a management adviser to the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ SEBASTIEN KOECHLI
Name: Sebastien Koechli Title: President

Date:      January 6, 2012